EXHIBIT 2.01


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                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                             THINK NEW IDEAS, INC.,


                                       AND


                              BBG NEW MEDIA, INC.,



                                DANIEL MCCARTNEY

                                       AND

                                JOSEPH NICHOLSON







                                NOVEMBER 3, 1997








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


                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT (the "Agreement") is entered into as of this 3rd day of November, 1997, by and among THINK New Ideas, Inc., a Delaware corporation ("THINK"), BBG New Media, Inc., a Massachusetts corporation (the "Company"), Daniel McCartney and Joseph Nicholson (each individually referred to hereinafter as a "Stockholder" and collectively referred to hereinafter as the "Stockholders").

                                   WITNESSETH:

         WHEREAS, the authorized capital stock of the Company consists of 200,000 shares of common stock, no par value (the "Company Stock"), of which 96,000 shares of Company Stock are issued and outstanding as of the date hereof;

         WHEREAS,   Daniel  McCartney  owns  48,000  shares  of  Company  Stock, representing fifty percent (50%) of the issued and outstanding shares of capital stock of the Company;

         WHEREAS,   Joseph  Nicholson  owns  48,000  shares  of  Company  Stock, representing fifty percent (50%) of the issued and outstanding shares of capital stock of the Company;

         WHEREAS, Daniel McCartney and Joseph Nicholson, are the sole Stockholders of the Company, and as such, each Stockholder desires to sell, assign, transfer and convey to THINK all of each Stockholder's right, title and interest in and to the issued and outstanding shares of Company Stock pursuant to the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, there are issued and outstanding options to acquire 14,342 shares of Company Stock (the "BBG Options") as of the date hereof;

         WHEREAS, it is intended that prior to consummation of the transactions contemplated herein, all of the BBG Options will be accelerated and exercised by the holders thereof as set forth on Schedule A hereto (the "Optionees") and such Optionees will, simultaneously with the Stockholders, sell, assign, transfer and convey to THINK all of each such Optionee's right, title and interest in and to the shares of the Company Stock acquired upon exercise of the BBG Option;

         WHEREAS, it is the desire of THINK to purchase, obtain and acquire from the Stockholders and the Optionees all of each of such individual's right, title and interest in and to all of the issued and outstanding shares Company Stock pursuant to the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the authorized capital stock of THINK consists of 50,000,000 shares of common stock, par value $.0001 per share (the "THINK Stock"), and 5,000,000 shares of preferred stock, par value $.0001 per share (the "Preferred

Stock"), of which 6,638,137 shares of THINK Stock were issued and outstanding as of October 29, 1997 and no shares of Preferred Stock are issued and outstanding as of the date hereof;

         WHEREAS, the respective Boards of Directors of THINK and the Company deem it advisable and in the best interests of THINK and the Company and their respective stockholders that the Company merge with and into THINK (the "Merger") pursuant to the terms of the Agreement and the applicable provisions of the laws of the State of Delaware and the Commonwealth of Massachusetts;

         WHEREAS, the Stockholders are currently the only stockholders of the Company entitled to vote on the Merger and have unanimously voted in favor of the Merger; and

         WHEREAS,   the  Merger  is   intended  to  be  treated  as  a  tax-free
reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:


                                    ARTICLE I

                                 TERMS OF MERGER

         1.1 MERGER. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as hereinafter defined in Section 2.1), the Company shall be merged with and into THINK and the Stockholders shall transfer and convey to THINK (and shall cause the Optionees to transfer and convey to THINK) all of the Stockholders' (and the Optionees') right, title and interest in and to all of the issued and outstanding shares of Company Stock. The
Stockholders hereby agree, upon the terms and subject to the conditions set forth herein, to transfer and deliver (and, with respect to the shares of Company Stock then owned by the Optionees, cause to be transferred and delivered) to THINK (for cancellation) at the Closing (as hereinafter defined in
Section 2.1) certificates, properly endorsed in blank or accompanied by a properly executed stock power, representing all of the issued and outstanding shares of Company Stock.

         1.2 MERGER CONSIDERATION. In consideration of and in exchange for all of the issued and outstanding shares of Company Stock as set forth in Section
1.1 above, THINK shall pay to the Stockholders (and the Optionees') the purchase price as set forth in Subsections 1.2(a) and 1.2(b) below based upon the Company's base sales ("Base Sales") for the period from July 1, 1996 through

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June  30,  1997 as set  forth in the  chart  in  Subsection  1.2(b)  below  (the
"Purchase Price"). The Purchase Price shall be payable in cash and shares of THINK Stock, in accordance herewith.

               (a) INITIAL PAYMENT OF PURCHASE PRICE. At the Closing, THINK shall: (i) issue to the Stockholders (and the Optionees) in the respective amounts set forth on Schedule 1.2(a) hereto, an aggregate of 303,334 shares of THINK Stock; and (ii) pay in the respective amounts set forth on Schedule 1.2(a) hereto, an aggregate of $175,000 in cash, by certified cashier's check or bank wire transfer of legal currency of the United States in immediately available funds. For purposes of calculating subsequent payments of the Purchase Price pursuant to the chart in paragraph 1.2(b) below, the shares of THINK Stock issuable and the cash payable at the Closing pursuant to this Subsection 1.2(a) shall be ascribed an aggregate value of $2,450,000.

               (b) SUBSEQUENT PAYMENTS OF PURCHASE PRICE. The total Purchase Price payable pursuant to this Agreement shall be calculated based upon the sales of the Company as follows. The percentage of sales growth, applied in the chart below to determine the total Purchase Price, shall be the annual percentage that, when applied cumulatively for two (2) years (the "Measurement Period") to Base Sales equals the amount of sales reported by the Company for the period from November 1, 1998 through October 31, 1999, inclusive (the "Measurement Period Sales").

               As promptly as possible and in any event within thirty (30) days of the expiration of the Measurement Period, THINK shall pay the balance of the Purchase Price, as set forth in the chart below, in shares of THINK Stock. The balance of the Purchase Price shall be apportioned among the Stockholders (and the Optionees) in the respective percentages as reflected on Schedule 1.2(a) hereto. The number of shares of THINK Stock issuable shall be determined by dividing: (a) the balance of the Purchase Price payable by (b) the average of the closing bid price per share of THINK Stock for the forty (40) trading days immediately prior to the date on which the Measurement Period ends as quoted by the Nasdaq National Market Systemsm or such other exchange or quotation bureau on which THINK's securities are then traded or listed for quotation.


   PERCENT OF SALES         MULTIPLE OF SALES        PURCHASE PRICE        ASCRIBED VALUE OF          BALANCE OF
        GROWTH                                          PAYABLE             CLOSING PAYMENT         PURCHASE PRICE
-----------------------     ------------------     -------------------    ---------------------    ------------------

30% or Higher                     1.542            $7,000,000             $2,450,000               $4,550,000

20% to 29%                        1.233            $5,600,000             $2,450,000               $3,150,000

10% to 19%                         .925            $4,200,000             $2,450,000               $1,750,000

 0  to  9%                         .540            $2,450,000             $2,450,000                None


         1.3 CHANGE IN CONTROL. In the event of a "change in control" of THINK, the vesting of the shares of THINK Stock referred to in Section 1.2 shall be accelerated and immediately vested in full. A change in control, for purposes hereof, shall mean: (i) the sale of all or substantially all of the assets of THINK; (ii) the acquisition of THINK capital stock by any person or group of persons resulting in ownership of more than forty percent (40%) of the issued

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and  outstanding  shares  of  capital  stock of  THINK;  (iii)  any plan for the liquidation or dissolution of THINK; or (iv) any merger or consolidation of THINK in which THINK is not the surviving company.

         1.4 EFFECTIVE TIME OF MERGER. Subject to the terms and conditions of this Agreement, the articles of merger, in substantially the form of Exhibit 1.4
(a) (the "Articles of Merger"), required by Section 79 of Chapter 156B of the Massachusetts General Laws ( the "MGL") and the certificate of merger, in substantially the form of Exhibit 1.4(b) (the "Certificate of Merger"), required by Section 252 of the Delaware General Corporation Law ( the "DGCL") shall be duly executed and acknowledged by the Constituent Corporations (as hereinafter defined) and thereafter delivered to the Secretaries of the Commonwealth of Massachusetts and the State of Delaware for filing pursuant to the MGL and the DGCL, respectively, on the Closing Date (as hereinafter defined). The Merger shall become effective (the "Effective Time") upon the filing of the Articles of Merger with the Secretaries of the Commonwealth of Massachusetts and the State of Delaware and the filing of the Certificate of Merger with the Secretary of the State of Delaware.

         1.5      EFFECTS OF THE MERGER.

         (a) At the Effective Time: (i) the separate existence of the Company shall cease and the Company shall be merged with and into THINK (the Company and THINK are sometimes referred to herein as the "Constituent Corporations" and THINK is sometimes referred to herein as the "Surviving Corporation"); (ii) the Certificate of Incorporation of THINK as in effect immediately prior to the Effective Time shall continue to be the Certificate of Incorporation of the Surviving Corporation; and (iii) the Bylaws of THINK as in effect immediately prior to the Effective Time shall continue to be the Bylaws of the Surviving Corporation.

         (b) At and after the Effective Time, the Merger shall have the effects set forth in Section 79 of Chapter 156B of the MGL and in Section 259 of the DGCL. Without limiting the foregoing, at the Effective Time, THINK as the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations, and all singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in THINK as the Surviving Corporation and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall thenceforth attach to THINK as the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.

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         1.6 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.  The directors and officers of THINK immediately prior to the Effective Time shall continue to be the directors and officers of THINK as the Surviving Corporation until their successors shall have been duly elected, appointed and/or qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of THINK.

         1.7 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of Company Stock or shares of THINK Stock:

         (a) THINK STOCK. Each issued and outstanding share of THINK Stock shall continue to be issued and outstanding and shall not be effected by the Merger.

         (b) CONVERSION OF COMPANY STOCK. Each share of Company Stock issued and outstanding as of the Effective Time shall be converted into shares of THINK Stock as set forth on Schedule 1.2(a) hereto. All such shares of Company Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of THINK Stock to be issued or paid in consideration therefor upon the surrender of such certificate for exchange to THINK at the Closing (as hereinafter defined). In addition to the foregoing, the Company shall cause all outstanding options under the Company's 1997 Employee, Director and Consultant Stock Option Plan to be accelerated and exercised prior to the Closing Date (as hereinafter defined) and the Optionees thereunder shall convert their shares of Company Stock into shares of THINK Stock as set forth on Schedule 1.2(a).

         1.8 REGISTRATION RIGHTS OF STOCKHOLDERS. In the event that THINK proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act") in connection with an underwritten public offering of such securities or the resale of securities owned by Scott Mednick, Ron Bloom, Adam Curry, Frank DeLape or Omnicom Group Inc. (the "Principal Stockholders") solely for cash (other than registration on Form S-4, Form S-8 or any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the shares of THINK Stock owned by the Stockholders), THINK shall notify the Stockholders of such registration (the "Piggyback Notice"). Upon the written request of each Stockholder given within twenty (20) days after receipt of such Piggyback Notice from THINK, THINK shall cause to be included in the registration statement (the "Registration Statement") filed under the Securities Act up to that number of shares of THINK Stock owned by the Stockholders resulting from: (a) dividing the number of shares of THINK Stock owned by the Stockholders by (b) the number of shares of THINK Stock owned by the Principal Stockholders multiplied by (c) the number of shares of THINK Stock being registered for resale by the Principal Stockholders; PROVIDED, HOWEVER, that THINK shall have no registration obligation hereunder or otherwise if the proposed Registration Statement relates to an underwritten offering by THINK and the managing underwriter of the subject offering has expressed its objection to the same to THINK.

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

         1.9 RESTRICTIONS ON RESALE OF THINK STOCK. The shares of THINK Stock received by the Stockholders (and the Optionees) pursuant to this Agreement may not be sold, assigned, pledged, hypothecated or transferred, or any interest therein conveyed to any other person, except in accordance with the registration provisions of the federal and state securities laws or applicable exemption therefrom, and the certificates representing such shares shall contain an appropriate legend to that effect.

         1.10 TAX-FREE REORGANIZATION. The parties intend to adopt this Agreement and the Merger as a tax-free reorganization under Section 368(a)(1)(A) of the Code. Unless required by applicable laws, rules or regulations, the parties shall not take any position on any subsequently filed tax return inconsistent with this Section.



                                   ARTICLE II

                                     CLOSING

         2.1 DATE AND TIME OF CLOSING. Subject to satisfaction of the conditions set forth in this Agreement and compliance with the other provisions hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place on November 3, 1997 at 10:00 a.m. (eastern daylight savings time) at the law offices of Kirkpatrick & Lockhart LLP, 1800 Massachusetts Avenue, N.W., Washington, D.C. 20036, or at such other place and time thereafter as shall be mutually agreeable to the parties hereto, but in no event later than November 7, 1997, unless otherwise extended by mutual agreement of the parties hereto (the "Closing Date").

         2.2 CLOSING DOCUMENTS. Upon fulfillment of the conditions set forth herein, on the Closing Date, the parties hereto shall cause the Articles of Merger and the Certificate of Merger to be filed as contemplated in Section 1.4 hereof and each party hereto will execute and deliver to the other parties here to such other documents and instruments as are contemplated herein.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS. The Company and the Stockholders, jointly and severally, except as specifically provided herein, represent and warrant to THINK as follows:

               (a) AUTHORIZATION. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the board of directors of the Company and by each of the Stockholders. The Company has taken all necessary corporate action and has all of the necessary corporate power to enter into this

Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by an officer of the Company on its behalf and assuming that this Agreement is the valid and binding obligation of THINK, is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Each Stockholder severally represents and warrants that he has the ability to consummate the transactions contemplated hereby, that this Agreement has been duly executed and validly delivered by him and that this Agreement is the valid and binding obligation of such Stockholder, enforceable against each such Stockholder in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (b) ORGANIZATION: SUBSIDIARIES. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Company has the corporate power and authority to own and lease its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation in each jurisdiction where it owns or leases real property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Company. Set forth on Schedule 3.1(b) hereto is a true and correct list of each jurisdiction in which the Company is qualified to do business. The Company does not own any shares of capital stock or other interest in any corporation, partnership, association or other entity.

               (c) CAPITALIZATION. The number of authorized, issued and outstanding shares of capital stock of the Company as of the date hereof is as set forth above in the recitals to this Agreement. The outstanding shares of Company Stock have been duly authorized, validly issued and are fully paid and non-assessable. Each Stockholder hereby severally represents and warrants that he is the sole legal and beneficial owner of the number of shares of Company Stock as set forth in the recitals to this Agreement, which shares, in the aggregate, represent all of the issued and outstanding shares of capital stock of the Company. Each Stockholder hereby severally represents and warrants that the issued and outstanding shares of Company Stock owned by such Stockholder are owned free of preemptive rights and free and clear of any and all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever. The Company has not issued any shares of capital stock which could give rise to claims for violation of any federal or state securities laws (including any rules or regulations promulgated thereunder) or the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder). As of the date hereof, except for the BBG Options there are no options, warrants, calls, convertible securities or commitments of any kind whatsoever relating to the shares of the Company Stock subject hereto or any of the unissued shares of capital stock of the Company, and there are no voting trusts, voting agreements, stockholder agreements or

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other  agreements or  understandings  of any kind whatsoever which relate to the voting of the capital stock of the Company. The BBG Options have been duly authorized and validly issued and when exercised in accordance with their respective terms, as accelerated, the shares of Company Stock issued upon exercise of the BBG Options will be duly authorized, validly issued, fully paid and non-assessable.

               (d) FINANCIAL STATEMENTS. The Company has heretofore delivered to
THINK: (i) audited financial statements of the Company as at December 31, 1996 (the "Audited Statements"); (ii) interim unaudited financial statements of the Company for the six months ended June 30, 1997, and (iii) monthly financial statements of the Company for each month after June 30, 1997 until the Closing (the "Interim Statements") (all of the foregoing, including the notes thereto, may collectively be referred to hereinafter as the "Financial Statements") accompanied by the corresponding relevant opinions and reports of the Company's independent auditors as of the same dates and for the same periods. The
Financial Statements present fairly, in all material respects, the financial position of the Company as of the respective dates indicated and the results of operations and cash flows of the Company for the respective periods indicated in conformity with generally accepted accounting principles applied on a consistent basis.

               (e) OWNED REAL PROPERTY. The Company does not own (of record or beneficially), nor does it have any interest in, any real property other than the leased real property set forth below.

               (f) LEASED REAL PROPERTY: TENANCIES. Set forth on Schedule 3.1(f) hereto is a true, correct and complete list of all of the leases and subleases (the "Real Property Leases") with respect to real property leased by the Company as lessee and used in the conduct of its business or otherwise (the "Leased Real Property"). Also set forth on Schedule 3.1(f) is a true, correct and complete list of the monthly or annual rental payments due thereunder as of the date hereof and the expiration dates thereof. The Company has delivered to THINK true, correct and complete copies of each of the Real Property Leases. Except as set forth on Schedule 3.1(f), the Company is not required pursuant to the provisions of any of the Real Property Leases (or otherwise) to obtain the consent of any lessor with respect to the Leased Real Property prior to or in connection with consummation of the transactions contemplated hereby. Neither the Company nor, to the Company's or the Stockholders' knowledge, any third party is in default under any of the Real Property Leases. There are no subleases or subtenancies for any part of the Leased Real Property that shall remain in effect after the Closing Date and there is no third party which has any right to purchase, use or otherwise possess all or any part of the Leased Real Property.

               (g) TITLE. The Company: (i) holds a valid and enforceable leasehold interest in the Leased Real Property; and (ii) owns good and marketable title to all of the assets and properties reflected on the balance sheet of the Audited Statement and the balance sheet of the June 30, 1997 Interim Statement or purchased by the Company after the date thereof, except supplies consumed or assets or properties sold in the ordinary course of business subsequent to the date thereof. To the Company's or the Stockholders' knowledge, the Leased Real Property is leased free of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever, except: (A) as stated in the Financial Statements (including the notes thereto); (B) for liens for taxes or assessments not yet due and payable or which are being contested by the Company in good faith; (C) for minor liens imposed by law for sums not yet due or which are being contested by the Company in good faith; (D) for imperfections of title, adverse claims, charges, restrictions, limitations, encumbrances, liens or security interests that are minor and which do not detract from the value of the Leased Real Property subject thereto or which do not impair the operations of the Company or affect the present use of the Leased Real Property; and (E) as stated in the lease dated, December 2, 1994, between the Company and Cummings Properties Management, Inc. There is no condemnation or eminent domain proceeding pending or, to the Company's or the Stockholders' knowledge, threatened against the Leased Real Property (or any part thereof). The Company has not made any commitments or received any notice, oral or written, from any public authority or other entity with respect to the taking or use of the Leased Real Property (or any part thereof), whether temporarily or permanently, for easements, rights-of-way or other public or quasi-public purposes or for any other purpose whatsoever nor is there any proceeding pending or, to the Company's or the Stockholders' knowledge, threatened which could adversely affect the zoning classification relating to such property or its use by the Company as of the date hereof. The assets reflected on the balance sheet of the Audited Statement and the balance sheet of the June 30, 1997 Interim Statement and those purchased by the Company after the date thereof, are owned free and clear of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever, except: (A) as stated in the Financial Statements (including the notes thereto) including, without limitation, liens or security interests granted by the Company in favor of Medford Savings Bank; (B) for liens for taxes or assessments not yet due and payable or which are being contested by the Company in good faith; (C) for minor liens imposed by law for sums not yet due or which are being contested by the Company in good faith; (D) for imperfections of title, adverse claims, charges, restrictions, limitations, encumbrances, liens or security interests that are minor and which do not detract in any material respect from the value of any of the assets subject thereto or which do not impair the operations of the Company in any material respect or affect the present use of the assets in any material respect; and (E) as stated in the lease, dated December 2, 1994, between the Company and Cummings Properties Management, Inc. The Company has not made any commitments or received any notice, oral or written, from any public authority or other entity with respect to the taking or use of any of the Company's assets, whether temporarily or permanently, for any purpose whatsoever, nor is there any proceeding pending or, to the Company's or the Stockholders' knowledge, threatened which could adversely affect any asset owned or used by the Company as of the date hereof.

               (h) CONDITION OF ASSETS. The Real Property Leases and all other documents and agreements pursuant to which the Company has obtained the right to use or occupy any real property, personal property or assets, are valid and enforceable in all respects in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. All licenses, permits and authorizations related to the location or operation of the business of the Company are in good standing and are valid and enforceable in all respects in accordance with their respective terms. There is not, under any of the foregoing instruments, documents or agreements, any existing default, nor is there any event which, with notice or lapse of time or both, would constitute a default arising through the Company or any third party which could:
(i) have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company; or
(ii) materially adversely affect its use of the Leased Real Property or the title to its assets. To the Company's or the Stockholders' knowledge, the Company is not in violation of and has complied with all applicable zoning, building or other codes, statutes, regulations, ordinances, notices and orders of any governmental authority with respect to the occupancy, use, maintenance, condition, operation and improvement of the Leased Real Property or assets, except where the failure to comply would not have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company. The Company's use of any improvements for the purposes for which any of the Leased Real Property or assets are being used as of the date hereof does not violate any such code, statute, regulation, ordinance, notice or order. The Company possesses all licenses, certificates of occupancy, permits and authorizations required to be obtained by the Company with respect to the Company's operation and maintenance of the Leased Real
Property or assets for all uses for which such property is or assets are operated or used by the Company as of the date hereof, except where the failure to do so would not have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company. All of the Leased Real Property or assets (whether owned or leased by the Company) are in good operating condition and repair, subject to normal wear and use and each such item is usable in a manner consistent with current use by the Company.

               (i) INTELLECTUAL PROPERTY.

                   (i) Schedule 3.1(i) hereto sets forth a true, correct and complete list (including where applicable, the date of registration and the serial or registration number) of all registered and unregistered trademarks, service marks and trade names (including any applications for the same), trade secrets, registered and unregistered copyrights, and computer programs and software (whether or not protected by patent, copyright or otherwise) which are owned by, licensed by, used in or are material to the business of the Company (the "Intellectual Property") . With respect to each of the foregoing items, there is listed on Schedule 3.1 (i) hereto the following: (A) the extent of the Company's interest therein; (B) each agreement and all other documents evidencing the Company's interest therein; (C) the extent of the interest of any third party therein; and (D) each agreement and all other documents evidencing the interest of any third party therein.

                   (ii) Except as set forth on Schedule 3.1(i) hereto, the Company's right, title or interest in the Intellectual Property is free and clear of adverse claims, liens, mortgages, charges, security interests and encumbrances or other restrictions or limitations of any kind whatsoever.

                   (iii) To the Company's and the Stockholder's knowledge, the Company has not ommitted any acts of unfair competition or directly, indirectly, contributorily or by inducement, infringed upon any patent, trademark, service mark, trade name, copyright, computer program or software, or any other intellectual property, nor has the Company misappropriated any of the foregoing from any other person or entity or received from any other person or entity any notice, charge, claim or other assertion with respect thereto.

                   (iv) The Company has not sent or otherwise communicated to any other person or entity any notice, charge, claim or other assertion of, nor has the Company any knowledge of, any present, impending or threatened infringement upon any of the Intellectual Property by any other person or entity, or misappropriation of any of the foregoing by any other person or entity, or any commission of acts of unfair competition by any other person or entity.

              (j) ACCOUNTS RECEIVABLE. Schedule 3.1(j) hereto sets forth a true, correct and complete list of the Company's accounts receivable (the "Accounts Receivable") as of September 30, 1997. Such schedule accurately, correctly and completely reflects the Accounts Receivable as of such date. The Accounts Receivable are valid, arose out of bona fide transactions in the ordinary course of business, and are the valid and binding obligations of and are enforceable against the respective account debtors thereunder, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect. There is no contest, claim or right of set-off contained in any written agreement with any account debtor relating to the amount or validity of any Account Receivable.

              (k) ACCOUNTS PAYABLE. Schedule 3.1(k) hereto sets forth a true, correct and complete list of the Company's accounts payable (the "Accounts Payable") as of September 30, 1997. Such schedule accurately, correctly and completely reflects the aggregate amount of Accounts Payable as of such date. Prior to the Closing Date, all outstanding Accounts Payable will have been paid by the Company in a manner consistent with past practice.

              (l) ABSENCE OF UNDISCLOSED LIABILITIES. Other than as set forth on the Financial Statements, the Company has not had nor does it have any indebtedness, loss or liability of any nature whatsoever (other than as incurred in the ordinary course of business), whether accrued, absolute, contingent or otherwise and whether due or become due, which is material to the Company's business or the Assets, or the operations, prospects, earnings or condition (financial or otherwise) of the Company.

              (m) ABSENCE OF CERTAIN  CHANGES OR EVENTS.  Except as set forth on
Schedule 3.1(m) and except as expressly set forth in this Agreement, the Company has not, since September 30, 1997:

                  (i) issued,  sold,  granted or  contracted  to issue,  sell or grant any of its stock, notes, bonds, other securities or any option to purchase any of the same;

                  (ii) amended its articles of organization or bylaws;

                  (iii) made any capital  expenditures  or  commitments  for the acquisition or construction of any property, plant or equipment other than in the ordinary course of business of the Company;

                  (iv)  entered  into  any  material   transaction  in  any  way
            inconsistent with the past practices of its business or conducted its business in any manner inconsistent with its past practices;

                  (v) incurred any damage,  destruction or any other loss to any of its property or assets in an aggregate amount exceeding Fifty Thousand Dollars ($50,000) whether or not covered by insurance;

                  (vi) suffered any loss in an aggregate  amount exceeding Fifty
            Thousand Dollars ($50,000) and, neither the Company nor the Stockholders has become aware of any intention on the part of any client, dealer or supplier to discontinue its current relationship with the Company, the loss or discontinuance of which, alone or in the aggregate, could have a material adverse effect on the Company's business or the Assets, or the operations, earnings, prospects or condition (financial or otherwise) of the Company;

                  (vii) modified, amended or altered any contractual arrangement with any client, dealer or supplier, the modification, amendment or alteration of which, alone or in the aggregate, could have a material adverse effect on the Company's business or the Assets, or the operations, earnings, prospects or condition (financial or otherwise) of the Company;

                  (viii) incurred any material liability or obligation (absolute or contingent) or made any material expenditure other than in the ordinary course of business of the Company;

                  (ix) experienced any material adverse change in the Company's business or the Assets, or the operations, earnings, prospects or condition (financial or otherwise) of the Company or experienced or have knowledge of any event which could have a material adverse effect on the Company's business or the Assets, or the operations, earnings, prospects or condition (financial or otherwise) of the Company;

                  (x) declared, set aside (other than Subchapter S distributions to the Stockholders that have been set aside in accordance with this Agreement) or paid any dividend or other distribution in respect of the capital stock of the Company;

                  (xi) redeemed,  repurchased,  or otherwise acquired any of its capital stock or securities convertible into or exchangeable for its capital stock or entered into any agreement with respect to any of the foregoing;

                  (xii) granted, conveyed, transferred, assigned or made any sale of Accounts Receivable or any accrual of liabilities outside of the ordinary course of its business;

                  (xiii) granted,  conveyed,  transferred,  assigned or made any sale of any material interest in the Intellectual Property;

                  (xiv) purchased, disposed of or contracted to purchase or dispose of, or granted or received an option or any other right to purchase or sell, any of its property or assets, except in the ordinary course of business;

                  (xv) increased the rate of  compensation  payable or to become payable to the officers or employees of the Company, or increased the amounts paid or payable to such officers or employees under any bonus, insurance, pension or other benefit plan, or made any arrangements therefor with or for any of said officers or employees except for increases consistent with the Company's ordinary course of business or increases resulting from the application of existing formulas under existing plans, agreements or policies relating to employee compensation:

                  (xvi) adopted or amended any collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of its employees, except as otherwise required or permitted herein; or

                  (xvii) changed any material accounting principle, procedure or practice followed by the Company or changed the method of applying such principle, procedure or practice.

              (n) AGREEMENTS. Set forth on Schedule 3.1(n) hereto is a true, correct and complete list of all contracts, agreements and other instruments material to the business or operation of the Company, including without limitation, those to which the Company is a party and those by which any of its property or the Assets are bound. Copies of all such contracts, agreements and other instruments have heretofore been delivered or made available by the Company to THINK. Other than as set forth on Schedule 3.1(n) and 3.1(f), there is no contract, agreement or other instrument to which the Company or either Stockholder is a party or which affects the assets, liabilities or outstanding securities of the Company, which is material to the business, assets or operations of the Company. None of the foregoing agreements limits the freedom of the Company to compete in any line of business or with any person or other entity in any geographic region within or outside of the United States of America.

              Neither the Company, the Stockholders (each severally and not jointly), nor any third party is in material default and no event has occurred which, with notice or lapse of time or both, could cause or become a material default by the Company, the Stockholders or any third party, under any contract, agreement, document or instrument to which the Company or either Stockholder is a party which is material to the business, assets or operations of the Company.

Each contract, agreement, document or instrument to which the Company or either Stockholder (each severally and not jointly) is a party which is material to the business or operations of the Company is enforceable, in accordance with its terms, against all other parties thereto, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

              (o)  NON-CONTRAVENTION;   CONSENTS.   Neither  the  execution  and
delivery of this Agreement by the Company and each of the Stockholders, nor consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the articles of incorporation or bylaws of the Company; (ii) violate or, with the passage of time, result in the violation of any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation an imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the property or assets, which are material to the business or operation of the Company, pursuant to any provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which the Company is a party or by which it or any of such property or assets are bound, the effect of which violation, acceleration, creation or imposition could have a material adverse effect on the business, assets, operations, earnings, prospects or (financial or otherwise) of the Company;
(iii) violate or conflict with any other restriction of any kind whatsoever to which the Company or either Stockholder is subject or by which any of their properties or assets may be bound, the effect of any of which violation or conflict could have a material adverse effect on the business, assets, operations, earnings, prospects or (financial or otherwise) of the Company; or
(iv) constitute an event permitting termination by a third party of any agreement to which the Company or either Stockholder is a party or is subject, which termination could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company. Except as set forth on Schedule 3.1(o) hereto, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement and consummation of the transactions contemplated hereby.

              (p) EMPLOYEE BENEFIT PLANS. Schedule 3.1(p) hereto sets forth a true, correct and complete list of all "employee benefit plans" as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Benefit Plans") covering the employees of the Company (the "Employees"). Each Benefit Plan is in compliance in all material respects with all applicable provisions of law, including ERISA and the Code. There are no pending or, to the Company's or the Stockholders' knowledge, threatened claims against any Benefit Plan (except for claims for benefits payable in the normal operation of the Benefit Plans) that could give rise to any material liability to the Company. All material reports, notices and returns required to be filed with any governmental agency or provided to any person or entity with respect to the Benefit Plans have been timely filed. The Company has never had and does not now have any Benefit Plan that is an employee pension plan (as defined in Section 3(2) of ERISA) nor does the Company contribute to any multiemployer pension or multiemployer welfare benefit plan (within the meaning of Section 3(37) of ERISA).

              (q) LABOR RELATIONS. There are no agreements with or pending petitions for recognition of any labor union or association as the exclusive bargaining agent for any or all of the employees of the Company and no such petition has been pending at any time during the two years prior to the date hereof. To the Company's or the Stockholders' knowledge, there has not been any organizing effort by any union or other group seeking to represent any employees of the Company as its exclusive bargaining agent at any time during the two years prior to the date hereof. There are no labor strikes, work stoppages or other labor disputes now pending or threatened against the Company, nor has there been any such labor strike, work stoppage or other labor dispute or grievance at any time during the two years prior to the date hereof. Neither the Company nor the Stockholders has any knowledge that any executive, key employee or any group of employees of the Company has any plans to terminate his/her employment with the Company.

              (r) INSURANCE. Schedule 3.1(r) hereto sets forth a true, correct and complete list of all insurance policies or binders of insurance or programs of self-insurance which relate to the business of the Company as of the date hereof. The coverage under each such policy and binder is in full force and effect. Neither the Company nor the Stockholders have knowledge of nor has the Company or the Stockholders received any notice of cancellation, termination, nonrenewal or disallowance of any claim thereunder or with respect thereto. Neither the Company nor the Stockholders have knowledge of any claim against the Company relating to its business, assets, properties or operations which could increase the insurance premiums payable by the Company under such policy or binder in excess of normal increases consistent with industry practices.

              (s) TAX MATTERS. The Company is not a member of an affiliated group, within the meaning of Section 1504 of the Code (an "Affiliated Group"). The Company has filed when due and will file if and when due prior to the Closing Date (after giving effect to any extensions granted by the requisite legal or regulatory authority) all returns, reports, elections, estimates, declarations, schedules, forms and other documents ("Tax Returns") relating to taxes required to be filed by the Code or by any applicable federal, state, county, municipal, local, foreign or other laws, including, without limitation, consolidated, combined or unitary returns, for any taxable period ending prior to or on the Closing Date (the "Pre-Closing Tax Period"). The taxable year of the Company for federal and state income and business tax purposes currently ends on December 31 of each year. All taxes shown on any Tax Return required to be filed with respect to the Company for any Pre-Closing Tax Period have been, or will have been, paid or accrued prior to the Closing. The Company has heretofore delivered to THINK all Tax Returns filed on its behalf for the fiscal years ended December 31, 1994, 1995 and 1996 attached hereto as Schedule 3.1(s). The Company has fully accrued on its books all taxes for any periods which are not yet due. No tax liens have been filed, and no material claims have been or are being asserted or, to the Company's or the Stockholders' knowledge, threatened against the Company with respect to any taxes. No Tax Returns of the Company have been audited in the past five (5) years by any taxing authority, no deficiencies or claims have been proposed, assessed or claimed (including interest and penalties) against the Company which have not been paid or accrued, and the Company has not waived or extended any statute of limitations with respect to the assessment of any taxes, which waiver or extension has not yet expired by its terms. There are no suits, actions, proceedings, claims or investigations now pending against the Company with respect to any taxes. The Company has withheld or collected from each payment made to each of its employees, consultants, contractors and other payees the amount of all taxes (including, but not limited to, federal income taxes, state and local income and wage taxes, payroll taxes, workers' compensation and unemployment taxes) required to be withheld or collected therefrom for all Pre-Closing Tax Periods and the Company has timely paid or accrued and reported the same in respect of its employees, consultants, contractors and other payees to the proper tax receiving offices. The Company does not have any liability for any taxes of any nature whatsoever other than as shown on the Financial Statements (except for liabilities for taxes accruing after the date of such balance sheet in the ordinary course of business) and neither the Stockholders nor the Company is aware of any basis for any additional liabilities for taxes for any Pre-Closing Tax Period. The reserve for accrued but unpaid taxes for the period ending December 31, 1996 includes adequate provision for all taxes which have been assessed or which will be due and payable by the Company for all Pre-Closing Tax Periods. The Company does not file any state or local tax returns on a unitary or combined basis with any other member of an Affiliated Group. To the extent that the Stockholders may incur tax liability in connection with the transactions contemplated hereby, each Stockholder, and not the Company, will be responsible for fulfilling any obligations or liabilities with respect thereto; PROVIDED, HOWEVER, that THINK shall pay any "S" corporation liabilities of the Stockholders for the period commencing January 1, 1997 through the Closing provided that such amounts have been accrued as a liability on the balance sheets of the Company prior to Closing as dividends payable to the Stockholders. Notwithstanding the foregoing, however, the Stockholders shall not be responsible for fulfilling any obligation or liability with respect to tax liability incurred in connection with or resulting from an election or action taken by THINK on or after the Closing Date.

              The term "taxes" or "tax" as used in this section or referred to elsewhere in this Agreement shall mean all taxes, charges, fees, levies, penalties, or other assessments, including without limitation, income, capital gain, profit, gross receipts, ad valorem, excise, property, payroll, withholding, employment, severance, social security, workers' compensation, occupation, premium, customs duties, windfall profits, sales, use, and franchise taxes, imposed by the United States, or any state, county, local or foreign government or any subdivision or agency thereof, and including any interest, penalties. or additions attributable thereto.

              (t) COMPLIANCE WITH APPLICABLE LAW. The Company has been and is in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules and regulations applicable to the business, except where the failure to comply with which would not materially adversely affect the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company or which would subject any officer or director of the Company to civil or criminal penalties or imprisonment. The Company has complied with the rules and regulations of all governmental agencies having authority over its business or its operations, including without limitation, agencies concerned with intra-state and interstate commerce, occupational safety and employment practices, except where the failure to comply would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition
(financial or otherwise) of the Company. Neither the Company nor the Stockholders has any knowledge of or received any notice of violation of any such rule or regulation during the two (2) years prior to the date hereof which could result in any liability of the Company for penalties or damages or which could subject the Company to any injunction or government writ, order or decree. To the Company's or the Stockholders' knowledge, there are no facts, events or conditions that could interfere with, prevent continued compliance with or give rise to any liability under any foreign, federal, state or local governmental laws, statutes, ordinances or regulations applicable to the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Company.

              (u) LITIGATION. Except as set forth on Schedule 3.1(u) hereto, there is no action, suit, proceeding or investigation pending or, to the Company's or the Stockholders' knowledge, threatened, which could restrict the Company or the Stockholders' ability to perform his respective obligations hereunder or could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company. Neither the Company nor either of the Stockholders is in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company.

              (v) PERMITS. The Company holds all permits, licenses, orders and approvals of all federal, state or local governmental or regulatory authorities, agencies or bodies required for the conduct and operation of the Company's business as currently conducted, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Company. All such permits, licenses, orders, and approvals are in full force and effect and no suspension, termination or revocation of any of the foregoing is threatened. None of such permits, licenses, orders or approvals will be materially adversely affected by consummation of the transactions contemplated by this Agreement. The Company has no knowledge of nor has it received any notice of violation of any of such rules or regulations during the two years prior to the date hereof which would result in any liability of the Company for penalties or damages or which would subject the Company to any injunction or governmental writ, order or decree.

              (w) UNLAWFUL PAYMENTS. Neither the Company, the Stockholders, nor any officer, director, employee, agent or representative of the Company (other than the Stockholders acting in their respective capacities as any of the foregoing) has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of the Company, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

              (x) WARRANTIES. Except as required or implied by federal or state law or as otherwise disclosed on Schedule 3.1(x) hereto, the Company has not made, extended or otherwise represented that it would provide any express warranty with respect to the products or services sold, distributed or leased to its clients or customers.

              (y) OFFICERS, DIRECTORS AND EMPLOYEES. Schedule 3.1(y) hereto sets forth a true, correct and complete list of all of the officers, directors and employees of the Company as of the date hereof, including their respective names, titles, salaries and bonuses for the last three (3) years. The Company has also provided true, correct and complete copies of any employment agreements between the Company and any of the foregoing officers, directors and employees of the Company in effect as of the date hereof.

              (z) LOANS TO OR FROM AFFILIATES. Except as set forth on Schedule 3.1(z) hereto, there exist no outstanding loans by the Company to any current or former officer, director, employee, consultant or Stockholders of the Company or any affiliate of any of the foregoing. There are no outstanding loans to the Company by any current or former officer, director, employee, consultant or Stockholders of the Company.

              (aa) CLIENTS VENDORS SUPPLIERS AND SERVICE PROVIDERS. The Company has provided to THINK a true, correct and complete list of the clients, vendors, suppliers and service providers of the Company. Since December 31, 1996, there has not been any material adverse change in the business relationship of the Company with any of the persons or entities listed on Schedule 3.1(aa).

              (bb) BOOKS AND RECORDS.

                   (i) The books of account and other financial records of the Company are complete and correct and have been maintained in accordance with good business practices.

                   (ii) All material corporate action of the Company's board of directors (including any committees) and Stockholders of the Company since the date of the Company's incorporation has been authorized, approved and/or ratified in the minute books of the Company.

              (cc) BANK ACCOUNTS. Set forth on Schedule 3.1(cc) is a true, correct and complete list of the names of each bank, savings and loan, or other financial institution, at which the Company maintains any account (including any cash contribution or similar accounts) and the names of all persons authorized to draw thereon or who have access thereto. Schedule 3.1 (cc) includes a true, correct and complete list of each credit or loan facility or guaranty established and/or maintained by or on behalf of the Company, including the amounts available to the Company under each such facility, the outstanding principal balance thereunder as of the date hereof, the interest rate applicable thereto and the maturity date thereof.

              (dd) SOLVENCY OF THE COMPANY. Since its formation and through the Closing Date, the Company has been and will be solvent. "Solvent" shall mean, for purposes of application of this provision, that: (i) the fair saleable value of the Company's property is in excess of the total amount of its debts; and
(ii) the Company is able to pay its debts as they mature.

              (ee) INVESTMENT PURPOSE. Each Stockholder represents that each such Stockholder is acquiring and will acquire, as the case may be, the shares of THINK Stock issuable to it pursuant hereto solely for its own account for investment purposes only and not with a view toward resale or distribution thereof other than pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act. Each Stockholder understands that such shares of THINK Stock will be issued in reliance upon an exemption from the registration requirements of the Securities Act and that subsequent sale or transfer of such securities is prohibited absent registration or exemption from the provisions of the Securities Act. Each Stockholder hereby agrees, severally and not jointly, that he will not sell, assign, transfer, pledge or otherwise convey any of the shares of the THINK Stock issuable to it pursuant hereto, except in compliance with the provisions of the Securities Act and in accordance with any transfer restrictions or similar terms set forth on the certificates representing such securities or otherwise set forth herein.

              (ff) AGREEMENTS WITH AFFILIATES. Except as set forth on Schedule 3.1(ff) hereto, the Company is not a party to any instrument, license, lease or other agreement, written or oral, with any officer, director or Stockholders of the Company.

              (gg) ACCURACY OF INFORMATION FURNISHED. The Company and the Stockholders (severally and not jointly with respect to those statements, representations and warranties made severally and not jointly by such Stockholders) represent that no statement by the Company or the Stockholders set forth herein or in the exhibits or the schedules hereto, and no statement set forth in any certificate or other instrument or document required to be delivered by or on behalf of the Company or the Stockholders pursuant hereto or in connection with the consummation of the transactions contemplated hereby, contained, contains or will contain any untrue statement of a material fact, or omits, omitted or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     3.2 REPRESENTATIONS AND WARRANTIES OF THINK. THINK represents and warrants to the Company and the Stockholders as follows:

          (a) AUTHORIZATION. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the board of directors of THINK. THINK has taken all necessary corporate action and has all of the necessary corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the officers of THINK on behalf of THINK and, assuming that this Agreement is the valid and binding obligation of the Company and the

Stockholders, is the valid and binding obligation of THINK, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b) ORGANIZATION. THINK is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. THINK has the corporate power and authority to own and lease its properties and assets, and to carry on its business as it is now being conducted. THINK is duly qualified to do business as a foreign corporation in each jurisdiction where it owns or leases real property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of THINK.

          (c) CAPITALIZATION. The number of authorized, issued and outstanding shares of capital stock of THINK as of the date hereof is as set forth above in the recitals to this Agreement. The outstanding shares of THINK Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the date hereof, the number of shares of capital stock that THINK is currently authorized to issue is adequate to permit THINK to fulfill its obligations hereunder with respect to issuance of the shares of THINK Stock to the Stockholders pursuant hereto. On the Closing Date, the shares of THINK Stock issuable to the Stockholders pursuant to Section 1.2 will be duly authorized, validly issued, fully paid and nonassessable and the stock options issued to the Stockholders and certain key employees pursuant to Section 5.1(k) below, and as set forth on Schedule 3.1(c) above, will be authorized and validly issued. THINK has not issued any shares of capital stock which could give rise to claims for violation of any federal or state securities laws (including any rules or regulations promulgated thereunder) or the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder). As of the date hereof, except as set forth in Section 5.1(k) hereto, there are no options, warrants, calls, convertible securities or commitments of any kind whatsoever relating to the shares of THINK Stock subject hereto.

          (d) NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the certificate of incorporation or bylaws of THINK; (ii) violate or conflict with any material provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which THINK is a party or by which it or the property or assets which are material to its business or operation are bound, the effect of any of which violation would have a material adverse effect on the business, assets, operations, earnings, prospects (financial or otherwise) of the Company; (iii) violate or conflict with any other restriction to which THINK is subject or by which any of the property or assets which are material to the business or operation of THINK may be bound, the effect of any of which violation or conflict would have a material adverse effect on the business, assets, operations, earnings, prospects (financial or otherwise) of the Company; or (iv) constitute an event permitting termination of any agreement to which THINK is subject by any other party thereto, if in any such circumstance such termination could have a materially adverse on the ability of THINK to fulfill its respective obligations hereunder. Other than as provided herein, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement by THINK and consummation by THINK of any of the transactions contemplated hereby.

          (e) LITIGATION. There is no action, suit, proceeding or investigation pending against or related to THINK, nor, to the best knowledge of THINK, has THINK been threatened with any such action, suit, proceeding or investigation, which would restrict the ability of either to perform its respective obligations hereunder or which would have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of THINK. THINK is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of THINK.

          (f) ACCURACY OF INFORMATION FURNISHED. No statement by THINK set forth herein or in the exhibits or the schedules hereto, and no statement set forth in any certificate or other instrument or document required to be delivered by or on behalf of THINK pursuant hereto or in connection with consummation of the transactions contemplated hereby, contained, contains or will contain any untrue statement of a material fact, or omitted, omits or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

          (g) DISCLOSURE OF FINANCIAL DOCUMENTS. THINK has furnished the Company with a copy of THINK's annual report on Form 10-KSB for the fiscal year ended June 30, 1997, which contains THINK's most recent publicly available financial statements.

          (h) COMPLIANCE WITH APPLICABLE LAW. THINK has been and is in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules and regulations (including without limitation the Securities Act and the Securities Exchange Act of 1934, as amended) as of the date hereof, the failure to comply with which could materially adversely affect the business, assets, operations, earnings, prospects or condition (financial or otherwise) of THINK or which would subject any officer or director of THINK to civil or criminal penalties or imprisonment. THINK has complied with the rules and regulations of all governmental agencies having authority over its business or its operations, including without limitation, agencies concerned with intra-state and interstate commerce, occupational safety, environmental protection and employment practices, except where the failure to comply would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of THINK. THINK has no knowledge of and has not received any notice of violation of any such rule or regulation during the two years prior to the date hereof which could result in any liability of THINK for penalties or damages or which could subject it to any injunction or government writ, order or decree. To the best knowledge of THINK, there are no facts, events or conditions that could interfere with, prevent continued compliance with or give rise to any liability under any foreign, federal, state or local governmental laws, statutes, ordinances or regulations applicable to the business, assets, operations, earnings, prospects or condition (financial or otherwise) of THINK, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of THINK.

          (i) NO MATERIAL ADVERSE CHANGE. No material adverse change in the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of THINK has occurred since June 30, 1997.

          (j) EMPLOYEE BENEFIT PLANS. Schedule 3.2(j) hereto sets forth a true, correct and complete list of all "employee benefit plans" as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "THINK Benefit Plans") covering the employees of the THINK (the "THINK Employees"). Each THINK Benefit Plan is in compliance in all material respects with all applicable provisions of law, including ERISA and the Code. There are no pending or, to THINK's knowledge, threatened claims against any THINK Benefit Plan (except for claims for benefits payable in the normal operation of the THINK Benefit Plans) that could give rise to any material liability to the THINK. All material reports, notices and returns required to be filed with any governmental agency or provided to any person or entity with respect to the THINK Benefit Plans have been timely filed. THINK has never had and does not now have any THINK Benefit Plan that is an employee pension plan (as defined in Section 3(2) of ERISA) nor does THINK contribute to any multiemployer pension or multiemployer welfare benefit plan (within the meaning of Section 3(37) of ERISA).

     3.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Sections 3.1 and 3.2 hereof shall survive until the close of business on the second anniversary of the Closing Date, provided that, notice or demand with respect to any alleged breach thereof is given as required pursuant to Article VI hereof; and further provided that, with respect to claims for damages arising out of any misrepresentation or breach of warranty made by the Company and the Stockholders relating to taxes, notice shall have been given on or before the close of business on the sixtieth (60) day following the later to occur of: (i) the expiration date of the statute of limitations applicable to any indemnified federal, state or local tax liability; and (ii) the final determination of any such tax liability, including the final administrative and/or judicial determination thereof.


                                   ARTICLE IV

                                    COVENANTS

     4.1 COVENANTS OF THE COMPANY AND THE STOCKHOLDERS.

          (a) NOTIFICATION. Each of the Company and the Stockholders shall give prompt notice to THINK of: (i) any notice or other communication received by the Company or the Stockholders prior to the Closing Date relating to a material default or an event which, with notice or lapse of time or both would become a material default under this Agreement or under any other material contract, agreement or instrument to which the Company is a party, by which it or any of its properties or assets are bound or to which it or any of its properties or assets are subject; (ii) any event which, with notice or lapse of time or both, would cause any warranty or representation of the Company or the Stockholders under this Agreement to be inaccurate, untrue, incomplete or misleading in any respect; (iii) any notice or other communication from any third party alleging that the consent of such third party was, is or may be required in connection with the transactions contemplated by this Agreement; and (iv) any material adverse change in the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company.

          (b) ADDITIONAL FINANCIAL STATEMENTS. Prior to and through the Closing Date, the Company shall furnish to THINK within fifteen (15) calendar days after the end of each calendar month, an unaudited monthly balance sheet and statements of operations and retained earnings for the Company for each month ending after September 30, 1997.

          (c) ADDITIONAL SUMMARIES OF ACCOUNTS RECEIVABLE. Prior to and through the Closing Date, the Company shall deliver to THINK, within fifteen (15) calendar days after the end of each calendar month, a summary of all Accounts Receivable (including a complete aging in such form as may be requested by THINK) as of the end of each such calendar month for each month ending after September 30, 1997.

          (d) ADDITIONAL SUMMARIES OF ACCOUNTS PAYABLE. Upon request, prior to and through the Closing Date, the Company shall deliver to THINK, within fifteen
(15) calendar days after the end of each calendar month, a summary of all Accounts Payable as of the end of each such calendar month for each month ending after September 30, 1997.

          (e) ADDITIONAL SUMMARIES OF INVENTORY. Prior to and through the Closing Date, the Company shall deliver to THINK after the end of each calendar month, a summary (prepared consistent with present practices) of all Inventory as of the end of each such calendar month for each month ending after September 30, 1997.

          (f) CONDUCT OF BUSINESS: CERTAIN COVENANTS. Prior to and through the Closing Date, the Company shall conduct and operate its business and will not, without prior written consent of THINK, which consent shall not be unreasonably withheld, take any action other than in accordance with the ordinary and usual course of business. The Company will use its best efforts to preserve intact its business, operation, organization and relationships with its employees, independent contractors, agents, suppliers, clients and others having business dealings with it. Prior to and through the Closing Date, without the prior written consent of THINK, which consent shall not be unreasonably withheld, the Company shall not, and the Stockholders shall not permit the Company to:

               (i) amend its articles of incorporation or bylaws;

               (ii) issue or otherwise grant or enter into any agreement relating to the issuance or grant of any stock options, warrants or other rights calling for or permitting the issue, transfer, sale or delivery of its capital stock:

               (iii) pay or declare any cash dividend or other dividend or distribution with respect to its capital stock;

               (iv) issue, transfer, sell or deliver any shares of its capital stock or any securities convertible into or exchangeable for, with or without additional consideration, such capital stock;

               (v) redeem, purchase or otherwise acquire for any consideration any outstanding shares of its capital stock or any securities convertible into or exchangeable for, with or without additional consideration, such capital stock;

               (vi) incur any indebtedness for borrowed money, except in the ordinary course of business or pursuant to existing agreements which the Company or the Stockholders have previously disclosed or made available to THINK;

               (vii) permit the occurrence or continuance of any material default under any material agreement to which the Company is a party;

               (viii) make any acquisition of the capital stock or all or substantially all of the assets of any entity;

               (ix) merge or consolidate with any corporation or enter into any joint venture arrangement with any third party;

               (x) enter into any employment or similar contract with or increase the compensation payable to any officer or employee of the Company, except in the ordinary course of business of the Company and in a manner consistent with the Company's past practices;

               (xi) alter, amend or otherwise modify any material term or provision of any material contract or agreement with any of its clients, suppliers or vendors;

               (xii) adopt, amend or modify in any material respect or terminate any Benefit Plan, severance plan or collective bargaining agreement or make awards or distributions under any Benefit Plan or severance plan except in a manner consistent with the Company' s past practices or as otherwise contemplated herein;

               (xiii) sell, enter into any contract to sell or grant any option to purchase, any of its assets other than in the ordinary course of business;

               (xiv) create, assume or permit to exist any lien, pledge, security interest, encumbrance or mortgage of any kind whatsoever on any of its properties or assets other than:

                    (A) liens existing on the date hereof which the Company or the Stockholders previously disclosed to THINK or which are otherwise permitted hereby;

                    (B) any mortgage, pledge, lien or other security interest in or upon any property or asset hereafter acquired by the Company in the ordinary course of business, which mortgage, pledge, lien or other security interest is entered into contemporaneously with such acquisition to secure or provide for the payment of any part of the purchase price therefor, or the assumption by the Company of any mortgage, pledge, lien or other security interest in or upon any property or asset hereafter acquired by the Company which mortgage, pledge, lien or other security interest existed at the time of such acquisition; provided that, each such mortgage, pledge, lien or other security interest shall not extend to or cover any property or asset of the Company other than such property or asset hereafter acquired;

                    (C) any mortgage, pledge, lien or other security interest created for the sole purpose of renewing or refunding any mortgage, pledge, lien or other security interest allowed under clause (B) above; provided that, the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such renewal or refunding and that such renewed or refunded mortgage, pledge, lien or other security interest shall not extend the mortgage, pledge, lien or other security interest renewed or refunded to any additional property or asset;

                    (D) the pledge by the Company of any property or asset as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege, license or right;

                    (E) a banker's lien or right of offset on funds of the Company deposited with a lender or holder in the ordinary course of business in favor of any lender of funds or holder of the Company's commercial paper in the ordinary course of business;

                    (F) liens for taxes, assessments and governmental charges or levies imposed upon the Company or upon its income or profit, or upon any of its property or assets if the same shall not at the time be due or are being contested in good faith in appropriate proceedings; and

                    (G) liens imposed by law, such as those of carriers, warehousemen and mechanics, for sums not yet due or are being contested in good faith in appropriate proceedings.

               (xv) except in the ordinary course of business, enter into any contract, including but not limited to assignments, licenses, transfers of exclusive rights, "work for hire" agreements, special commissions, employment contracts, purchase orders, sales orders, mortgages and security agreements, which:

                    (A) contain a grant or other transfer, whether present, retroactive, prospective or contingent, by the Company of any rights in any Intellectual Property;

                    (B)  contain a promise  made by or to the Company to pay any
consideration,   lump  sum,  royalty  or  other  payment  with  respect  to  the acquisition, practice or use of any rights in any Intellectual Property;

               (xvi) except in the ordinary course of business or arising out of or relating to this Agreement, initiate any legal proceedings involving the Company, including suits and administrative proceedings in the United States or any foreign country;

               (xvii) file with any federal, state or local governmental agency or regulatory body, any cancellation, reduction, modification, change or amendment of or addition to any schedule of tariffs currently on file with such agency or regulatory body, or file with such governmental agency or regulatory body any schedule of tariffs for services which are not covered by the tariff schedules on file therewith as of the date hereof; or

               (xviii) take any action that would cause any representation or warranty contained herein to be inaccurate, untrue, incomplete or misleading.

          (g) BANK ACCOUNTS. On or prior to the Closing Date, the Company and the Stockholders shall obtain the consent of Medford Savings Bank, the Company's primary lender, to the transactions contemplated hereby subject to the conditions that, on the Closing Date: (a) THINK shall repay $550,000 of the Company's existing line of credit (the "Line of Credit") with Medford Savings Bank and the remaining $150,000 payable under the Line of Credit shall be repaid from the proceeds of a loan by such bank (the "Technologies Loan") to BBG Technologies, Inc. ("Technologies"); (b) the Stockholders, as the sole stockholders of Technologies, shall execute on behalf of Technologies a collateral and/or security agreement granting Medford Savings Bank a first priority security interest in and to the inventory of Technologies; and (c) Medford Savings Bank shall agree to permit the balance outstanding under the Technologies Loan to be repaid in accordance with the terms of the promissory note evidencing such Loan, a copy of which has been provided to THINK. In connection with the foregoing, on or prior to the Closing Date, THINK shall thereupon cause the Stockholders to be removed as the guarantors on the guarantees previously provided by the Stockholders to Medford Savings Bank in connection with the extension of the Line of Credit. In addition, THINK shall have provided written confirmation to the Company and Technologies of THINK's obligation to repay the amounts remaining outstanding under the Loan, which repayment shall be in accordance with the terms of the promissory note relating to such loan.

          (h) PROPOSALS; OTHER OFFERS. Prior to the Closing Date, neither the Company nor the Stockholders shall, directly or indirectly (whether through an employee, a representative, an agent or otherwise) solicit or encourage any inquiries or proposals, engage in negotiations for or consent to or enter into any agreement providing for the acquisition of the capital stock or all or any part of the assets (except in the ordinary course of business) or the business of the Company. The Company shall promptly notify THINK upon its receipt or other knowledge of any such request, inquiry or proposal. Neither the Company nor the Stockholders shall, directly or indirectly (whether through an employee, a representative, an agent or otherwise) disclose any nonpublic information relating to the Company or afford access to any of the books, records or other properties of the Company to any person or entity that is considering, has considered or is making any such acquisition inquiry or proposal.

          (i) BEST EFFORTS AND COOPERATION: FURTHER ASSURANCES. Prior to the Closing Date, with the cooperation of THINK where appropriate, the Company shall:

              (i) timely comply with all filing requirements which federal, state or local law may impose on the Company with respect to the transactions contemplated by this Agreement;

              (ii) use its diligent efforts to take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including, without limitation, any landlord or lessor of the Company and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by the Company in connection with the transactions contemplated by this Agreement;

              (iii) make full and timely payment of all fees and annuities and take all other action appropriate to maintain in full force and effect any and all patent, trademark and service mark registrations and applications for registration as set forth in Schedule 3.1(i) or otherwise owned or controlled by the Company.

          (j) ACCESS TO ADDITIONAL AGREEMENTS AND INFORMATION. Prior to the Closing Date, the Company shall deliver to THINK at THINK's request any and all agreements, contracts, documents and other instruments material to the business or operation of the Company, including, without limitation, those to which the Company is a party and those by which any of its property or assets are bound and including without limitation, any and all materials relating to the Intellectual Property referred to in Subsection 3.1(i), the agreements set forth in Subsection 3.1(n), the consents and waivers referred to in Subsection 3.1(o), the Benefit Plans set forth in Subsection 3.1(p), the insurance materials referred to in Subsection 3.1(r), the Tax Returns set forth in Subsection 3.l(s), the licenses and permits referred to in Subsection 3.l(v), any documents relating to the loans referred to in Subsection 3.1(z), the invoices, purchase orders or other similar documents pertaining to the Company's clients, vendors, suppliers and service providers set forth in Subsection 3.l(bb), and any materials relating to the Company's bank accounts and credit facilities referred to in Subsection 3.1(cc).

          (k) EXERCISE OF BBG OPTIONS. Prior to the Closing Date, the Company shall accelerate the exercise dates of the BBG Options, shall cause such options to be exercised by the Optionees and shall cause to be delivered for acquisition by THINK the shares of Company Stock representing all of the outstanding capital stock of the Company, including those owned by the Optionees.

          (l) CONFIDENTIALITY. Prior to the Closing Date, or at all times hereafter in the event that the transactions contemplated hereby are not consummated or this Agreement is otherwise terminated, the Company shall, except as may be otherwise required by applicable law, hold confidential all information obtained in connection with the transactions contemplated by this Agreement with respect to THINK. In the event that this Agreement is terminated, the Company shall return to THINK all of such information as shall be in documentary or other tangible form, including all copies thereof.

     4.2 COVENANTS OF THINK.

         (a) NOTIFICATION. THINK shall give prompt notice to the Company and the Stockholders of: (i) any notice or other communication received by THINK prior to the Closing Date relating to a default hereunder or event which, with notice or lapse of time or both, would become a default hereunder or under any material contract, agreement or instrument to which THINK is a party, by which it or any of its properties or assets are bound or to which it or any of its properties or assets are subject which would prevent the consummation of the transactions contemplated hereby; (ii) any event which, with notice or lapse of time or both, would cause any representation or warranty of THINK under this Agreement to be inaccurate or misleading in any respect; (iii) any notice or other communication by any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; and
(iv) any adverse change in the business, assets, operations, earnings, prospects or conditions (financial or otherwise) of THINK.

         (b) THIRD PARTY CONSENTS. THINK shall use its best efforts to obtain any consent, authorization or approval of, or exemption by, any governmental authority or agency or other third party required to be obtained or made by it in connection with this Agreement or the consummation of the transactions contemplated hereby.

         (c) BEST EFFORTS AND COOPERATION: FURTHER ASSURANCES. Prior to the Closing Date, with the cooperation of the Company and the Stockholders where appropriate, THINK shall:

              (i) timely comply with all filing requirements which federal, state or local law may impose on THINK with respect to the transactions contemplated by this Agreement;

              (ii) use its diligent efforts to take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party which is required to be filed or obtained by THINK in connection with the transactions contemplated by this Agreement; and

              (iii) not take any action that would cause any representation or warranty contained herein to be inaccurate, untrue, incomplete or misleading.

         (d) ACCESS TO ADDITIONAL INFORMATION AND AGREEMENTS. Prior to the Closing Date, THINK shall make available or otherwise deliver to the Company or the Stockholders, upon its or his request, any and all agreements, contracts, documents or other information material to its business or operations.

         (e) CONFIDENTIALITY. Prior to the Closing Date, or at all times hereafter in the event that the transactions contemplated hereby are not consummated or this Agreement is otherwise terminated, THINK shall, except as may be otherwise required by applicable law, hold confidential all information obtained in connection with the transactions contemplated by this Agreement with respect to the Company. In the event that this Agreement is terminated, THINK shall return to the Company all of such information as shall be in documentary or other tangible form, including all copies thereof.

     4.3 GOVERNMENTAL FILINGS AND CONSENTS. The Company, the Stockholders and THINK shall cooperate with one another in filing any necessary applications, reports or other documents with any federal or state agencies, authorities or bodies having jurisdiction with respect to the business of the Company or the transactions contemplated by this Agreement, and in seeking any necessary approval, consultation or prompt favorable action of, with or by any of such agencies, authorities or bodies.

     4.4 PUBLICITY. The Company, the Stockholders and THINK will consult with each other party hereto prior to making, releasing or otherwise disseminating any public announcements with respect to the transactions contemplated by this Agreement. Any public announcements permitted hereunder shall be made only at such time and in such manner as the Company and the Stockholders (collectively acting as one) and THINK shall mutually agree, except that any party hereto shall be free to make such public announcements as it shall reasonably deem necessary to comply with federal or state laws, provided that such announcement is simultaneously delivered to the other parties hereto.

     4.5 RIGHT TO INVESTIGATE.

         (a) OBLIGATION OF THE COMPANY AND THE STOCKHOLDERS. The Company shall afford to the officers and authorized representatives and agents of THINK, during what are currently the regular business hours of the Company and upon prior notice, free and full access to any office, warehouse, plant, property, inventory, accounts, books and records of the Company such as to afford THINK the full opportunity to make such investigations as it shall desire or deem appropriate with respect to the affairs of the Company. The officers of the Company shall furnish THINK with such additional financial and operating data and other information relating to the assets, property, business and operation of the Company as THINK shall from time to time request.

         (b) EFFECTIVENESS OF REPRESENTATIONS NOTWITHSTANDING INVESTIGATION. Notwithstanding any party's undertaking or conduct of any investigation pursuant hereto, or any party's failure to so investigate, the representations, warranties and agreements of each of the parties hereto shall be operative and effective and shall survive the Closing Date to the extent previously set forth in Section 3.3. In the event that a party hereto becomes aware or knows prior to the Closing that a representation or warranty made herein by another party hereto is untrue, such party shall express such knowledge by written notice thereof to the party rendering such representation or warranty on or prior to the Closing Date. Knowledge on the part of THINK on or prior to the Closing that a representation or warranty of the Company or the Stockholders is untrue or knowledge on the part of the Company or the Stockholders on or prior to the Closing Date that a representation or warranty of THINK is untrue, shall render that specific representation or warranty inoperative and ineffective and such other party shall not have any liability in respect thereof pursuant to Article VI hereof; provided that, such knowledge is expressed by written notice thereof to the party rendering such representation or warranty on or prior to the Closing Date.


                                    ARTICLE V

                                   CONDITIONS

     5.1 CONDITIONS TO OBLIGATIONS OF THINK. The obligation of THINK to consummate the transactions contemplated by this Agreement is subject to the fulfillment of each of the following conditions, which may be waived in whole or in part by THINK to the extent permitted by applicable law:

         (a) NO MATERIAL ADVERSE CHANGE. Since December 31, 1996, no material adverse change in the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company, and no event which would materially and adversely affect the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company shall have occurred.

         (b) COPIES OF RESOLUTIONS. At the Closing, the Company shall have furnished THINK with certified copies of resolutions duly adopted by the board of directors of the Company and the Stockholders authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable the Company to comply with the terms of this Agreement.

         (c) CERTIFICATES OF GOOD STANDING. At the Closing, the Company shall have furnished THINK with certified copies of certificates of good standing of the Company dated not more than five (5) business days prior to the Closing Date.

         (d) OPINION OF THE COMPANY'S AND STOCKHOLDERS' COUNSEL. The Company shall have furnished THINK, at the Closing, with an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Company, dated as of the Closing Date, substantially in the form attached hereto as Exhibit 5.1(d).

         (e) ACCURACY OF REPRESENTATIONS AND WARRANTIES: PERFORMANCE OF COVENANTS. Each of the representations and warranties of the Company and each of the Stockholders set forth in this Agreement was true, correct and complete in all material respects when made and shall also be true, correct and complete in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. The Company and the Stockholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by the Company and each of the Stockholders at or prior to the Closing Date.

         (f) DELIVERY OF OFFICERS' CERTIFICATES. The Company and each of the Stockholders shall have delivered to THINK certificates, dated the Closing Date, and signed by an executive officer of the Company (with respect to the Company), and by each of the Stockholders individually, representing and affirming that:
(i) the representations and warranties made by each of the Company and the Stockholders jointly and/or severally as set forth in Section 3.1 of this Agreement and referred to in Subsection 5.1(e) above were and are true, correct and complete as required by Subsection 5.1(e) above and the conditions set forth in this Section 5.1 have been satisfied. The Company shall also have delivered a certificate signed by the Secretary of the Company with respect to the authority and incumbency of the officers of the Company executing this Agreement and any documents required to be executed or delivered in connection therewith.

         (g) DELIVERY OF STOCK CERTIFICATES. At the Closing, the Stockholders shall have delivered to THINK certificates representing all of the issued and outstanding capital stock of the Company, which certificates shall be properly endorsed in blank or shall be accompanied by a properly executed stock power.

         (h) CONSENTS AND WAIVERS. On or prior to the Closing Date, any and all necessary consents, authorizations, orders or approvals described in Subsection 3.1(p) above shall have been obtained, except as the same shall have been waived by THINK.

         (i) LITIGATION. On the Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to the Company or the Stockholders issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby or making consummation thereof unduly burdensome to the Company or the Stockholders. On the Closing Date and immediately prior to consummation of the transactions contemplated by this Agreement, no proceeding or lawsuit shall have been commenced, be pending or have been threatened by any governmental or regulatory agency or authority or any other person with respect to the transactions contemplated by this Agreement.

         (j) EMPLOYMENT AGREEMENTS OF STOCKHOLDERS. Each of the Stockholders shall have entered into an employment agreement substantially in the form attached hereto as Exhibit 5. l(j), dated as of the Closing Date, having an initial term of two (2) years and providing for each such Stockholder's employment with THINK, an annual base salary of no less than $125,000 and such terms as to bonus, benefits, termination and severance as afforded other employees of THINK serving in similar or like capacity as the Stockholders. Such agreement shall contain a non-compete provision having a term of at least two
(2) years.

         (k) LINE OF CREDIT. On or prior to the Closing Date: (a) the Company and the Stockholders shall have obtained the consent of Medford Savings Bank to the transactions contemplated hereby as set forth in Subsection 4.1(g) and subject to the conditions set forth in Subsection 5.2(k); (b) the Stockholders, as the sole stockholders of Technologies, shall have executed and delivered on behalf of Technologies such documents as Medford Savings Bank shall have required to grant such bank a first priority security interest in and to the inventory of Technologies; and (c) Medford Savings Bank shall have agreed to permit repayment of the balance outstanding under the Technologies Loan to be repaid in accordance with the terms of the promissory note relating to such a loan.

         (l) EXERCISE OF OPTIONS. Prior to the Closing Date, the Company shall have accelerated the exercise dates of the BBG Options and the Optionees shall have exercised such options, paid the aggregate exercise price in cash therefore, executed agreements with THINK for the sale of their shares of Company Stock to THINK, and delivered for acquisition by THINK certificates representing all of the Company Stock owned by the Optionees.

         (m) DELIVERY OF DOCUMENTS AND OTHER INFORMATION. Prior to the Closing Date, the Company shall have delivered to THINK all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

     5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS. The obligations of the Company and the Stockholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions, which may be waived in whole or in part by the Company and/or the Stockholders to the extent permitted by law:

         (a) COPIES OF RESOLUTIONS. At the Closing, THINK shall have furnished the Company with certified copies of resolutions duly adopted by the board of directors of THINK authorizing the execution, delivery and performance of the terms of this Agreement (including the execution, delivery and performance of the Employment Agreements and Stock Options referred to in Section 5.1(k) above and Section 5.2(j) and the THINK Stock referred to in Section 5.2(f) below) and all other necessary or proper corporate action to enable THINK to comply with the terms of this Agreement.

         (b) CERTIFICATES OF GOOD STANDING. At the Closing, THINK shall have furnished the Company with certified copies of certificates of good standing of THINK dated not more than five (5) business days prior to the Closing Date.

         (c) OPINION OF THINK'S COUNSEL. THINK shall have furnished to the Company, at the Closing, with an opinion of Kirkpatrick & Lockhart LLP, counsel to THINK, dated as of the Closing Date, substantially in the form attached hereto as Exhibit 5.2(c).

         (d) ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. Each of the representations and warranties of THINK was true, correct and complete in all material respects when made and shall also be true, correct and complete in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. THINK shall have performed and complied with in all material respects all agreements and covenants required by this Agreement to be performed by THINK at or prior to the Closing Date.

         (e) DELIVERY OF OFFICERS' CERTIFICATES. THINK shall have delivered to the Company and the Stockholders certificates, dated the Closing Date and signed by an executive officer of THINK, affirming that: (i) the representations and warranties of THINK as set forth in Section 3.2 of this Agreement and referred to in Subsection 5.2(d) above were and are true, correct and complete as required by Subsection 5.2(d) above; and (ii) the conditions set forth in this
Section 5.2 have been satisfied. THINK shall also have delivered a certificate signed by the Secretary of THINK with respect to the authority and incumbency of the officers of THINK executing this Agreement and any documents required to be executed or delivered in connection therewith.

         (f) STOCK CERTIFICATES. At the Closing, THINK shall have issued and delivered to the Stockholders certificates representing the shares of THINK Stock issuable pursuant hereto, which certificates shall be in the respective names of the Stockholders.

         (g) CONSENTS AND WAIVERS. On or prior to the Closing Date, any and all necessary consents, authorizations, orders or approvals described in Subsection 3.2(d) above shall have been obtained, except as the same shall have been waived by the Company and the Stockholders.

         (h) LITIGATION. On the Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to THINK issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated herein or making the consummation thereof unduly burdensome to THINK. On the Closing Date and immediately prior to consummation of the transactions contemplated by this Agreement, no proceeding or lawsuit shall have been commenced, be pending or have been threatened or by any governmental or regulatory agency or authority or any other person with respect to the transactions contemplated by this Agreement.

         (i) EMPLOYMENT AGREEMENTS WITH STOCKHOLDERS. THINK shall have entered into an employment agreement with each of the Stockholders as set forth in Subsection 5.1(j), dated as of the Closing Date, having the initial term set forth herein and providing for each such Stockholder's employment with THINK, in the form attached as Exhibit 5.1(j) hereto.

         (j) OPTIONS ISSUED TO STOCKHOLDERS AND CERTAIN KEY EMPLOYEES. THINK shall grant to the Stockholders, in equal amounts, options to purchase 200,000 shares of THINK Stock (the "Options") pursuant to THINK's 1997 Stock Option Plan (the "Plan"). The exercise price of the Options shall be the market price of the THINK Stock, as provided in the Plan, and the Options shall vest and become exercisable commencing one (1) year from the date of the grant for a period of four (4) years in equal annual increments, subject to acceleration if by the second anniversary date, the Company's Measurement Period Sales at the end of the Measurement Period reflect revenue growth of thirty percent (30%) per year over Base Sales. THINK shall also grant to the key employees of the Company as set forth on Schedule 5.2(j) hereto, options to purchase, in the aggregate, 200,000 shares of THINK Stock (the "Key Employee Options") pursuant to the Plan; PROVIDED THAT, the Stockholders may not allocate to themselves an amount greater than twenty-five percent (25%) of the Key Employee Options. All of the persons listed on Schedule 5.2(j) are bona fide employees of the Company and Schedule 5.2(j) sets forth a true, correct and complete list of those key employees of the Company (including their positions with the Company), who are entitled to receive Key Employee Options.

         (k) LINE OF CREDIT. THINK shall have caused to be repaid on the Closing Date $550,000 of amounts outstanding under the Line of Credit and shall have provided written confirmation to the Company and Technologies of THINK's obligation to repay the amounts remaining outstanding under the Technologies Loan, which repayment shall be in accordance with the terms of the promissory note relating to such loan.

         (l) AGREEMENTS WITH OPTIONEES. THINK shall have entered into agreements with the Optionees providing for the acquisition by THINK of the shares of Company Stock owned by the Optionees simultaneously with THINK's acquisition of the Company Stock owned by the Stockholders.


                                   ARTICLE VI

                           INDEMNIFICATION AND CLAIMS

     6.1 INDEMNIFICATION BY THE COMPANY AND THE STOCKHOLDERS.

         (a) Subject to Sections 6.1(b) and 6.1(c) hereof, the Stockholders hereby agree, jointly and severally, except as otherwise specifically provided throughout this Agreement with respect to representations and warranties made severally and not jointly by each Stockholder as to which each such Stockholder hereby severally and not jointly agrees, to indemnify and hold harmless THINK against and in respect of all damages, claims, losses and expenses (including, without limitation, reasonable attorneys' fees and disbursements) reasonably incurred by THINK (all such amounts may hereinafter be referred to as the "Damages") arising out of: (i) any misrepresentation or breach of any representation or warranty made by the Company or the Stockholders pursuant to the provisions of this Agreement or in any statement, certificate or other document furnished by the Company or the Stockholders pursuant to this Agreement; and (ii) the nonperformance or breach of any covenant, agreement or obligation of the Company or the Stockholders contained in this Agreement which has not been waived by THINK in writing. The Stockholders shall have no right to seek contribution from the Company in the event that they are required to make any payments hereunder.

         (b) Subject to Section 3.3 hereof, the Stockholders shall be obligated to indemnify THINK pursuant to this Section 6.1 with respect to claims for Damages as to which THINK shall have given written notice to the Company and the Stockholders on or before the close of business on the sixtieth (60) day following the first anniversary of the Closing Date. The Stockholders shall be obligated to indemnify THINK with respect to claims for Damages arising out of any misrepresentation or breach of warranty made by the Company or the Stockholders relating to Subsection 3.1(s) as to which THINK shall have given notice on or before the close of business on the sixtieth (60) day following the later of: (i) the expiration date of the statute of limitations applicable to any indemnified federal, state, foreign or local tax liability; or (ii) the final determination of any such tax liability, including the final administrative and/or judicial determination thereof.

         (c) Notwithstanding the indemnification provided pursuant to Subsection
6.1 (a) and 6.1(b) above, no amount shall be payable by the Stockholders in indemnification hereunder or under any other provision of this Agreement unless the aggregate amount of such Damages in respect of which the Company or the Stockholders would be liable, but for operation and application of the provisions of this Section 6.1(c), exceeds on a cumulative basis Fifty Thousand Dollars ($50,000) and then only to the extent of such excess; PROVIDED, HOWEVER, that the Stockholders shall not be liable for claims made in excess of the total purchase price paid to the Stockholders (the "Cap") and each such Stockholder shall be liable for his pro rata portion thereof based upon that portion of the total Purchase Price he is entitled to receive pursuant to Sections 1.2(a) and 1.2(b) hereto.

         (d) Notwithstanding the foregoing, there shall be no Cap and the Company shall be entitled to full indemnification by the Stockholders with respect to claims involving employment matters, environmental matters, tax matters and intellectual property matters.

         (e) In any case where the Stockholders have indemnified THINK for any Damages and THINK recovers from a third party all or any part of the amount so indemnified by the Stockholders, THINK shall promptly reimburse to the Stockholders the amount so recovered.

     6.2 CLAIMS AGAINST THINK. With respect to claims or demands by third parties, whenever THINK shall have received notice that such a claim or demand has been asserted or threatened which, if valid, would be subject to indemnification under Section 6.1 hereof, THINK shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify the Stockholders of such claim or demand and of all relevant facts within its knowledge which relate thereto. The Stockholders shall then have the right at their own expense to undertake the defense of any such claims or demands utilizing counsel selected by the Stockholders, as the case may be, and approved by THINK, which approval shall not be unreasonably withheld. In the event that the Stockholders should fail to give notice of the intention to undertake the defense of any such claim or demand within sixty (60) days after receiving notice that it has been asserted or threatened, THINK shall have the right to defend, satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to the Stockholders.

     6.3 INDEMNIFICATION BY THINK.

         (a) Subject to Section 6.3(b) hereof, THINK hereby agrees to indemnify and hold harmless the Company and the Stockholders against and in respect of all damages, claims, losses and expenses (including without limitation, reasonable attorneys' fees and disbursements) reasonably incurred by the Stockholders with respect thereto (all such amounts may hereinafter be referred to as "Stockholder Damages") arising out of: (i) any misrepresentation or breach of any representation or warranty made by THINK pursuant to the provisions of this Agreement or in any statement, certificate or other document furnished by THINK pursuant to this Agreement; and (ii) the nonperformance or breach of any covenant, agreement or obligation of THINK which has not been waived by the Stockholders collectively in writing.

         (b) Subject to Section 3.3 hereof, THINK shall be obligated to indemnify the Stockholders pursuant to this Section 6.3 only with respect to claims for Stockholder Damages as to which the Stockholders shall have given written notice to THINK on or before the close of business on the sixtieth (60) day following the first anniversary of the Closing Date.

         (c) Notwithstanding the indemnification provided pursuant to Subsection 6.3(a) above, no amount shall be payable by THINK in indemnification hereunder or under any other provision of this Agreement unless the aggregate amount of Stockholder Damages in respect of which THINK would be liable, but for operation and application of the provisions of this subsection, exceeds on a cumulative basis Fifty Thousand Dollars ($50,000) and then only to the extent of such excess.

         (d) In any case where THINK has indemnified the Stockholders for any Stockholder Damages and the Stockholders recover from a third party all or any part of the amount so indemnified by THINK, the Stockholders shall promptly reimburse to THINK the amount so recovered.

     6.5 CLAIMS AGAINST THE STOCKHOLDERS. With respect to claims or demands by third parties, whenever the Stockholders shall have received notice that such a claim or demand has been asserted or threatened, which, if valid, would be subject to indemnification under Section 6.4 hereof, the Stockholders shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify THINK of such claim or demand and of all relevant facts within its knowledge which relate thereto. THINK shall have the right at their own expense to undertake the defense of any such claim or demand utilizing counsel selected by THINK and approved by the Stockholders. In the event that THINK should fail to give notice of its intention to undertake the defense of any such claim or demand within sixty (60) days after receiving notice that it has been asserted or threatened, the Stockholders shall have the right to defend, satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to THINK.


                                   ARTICLE VII

              TERMINATION AND REMEDIES FOR BREACH OF THIS AGREEMENT

     7.1 TERMINATION BY MUTUAL AGREEMENT. This Agreement may be terminated at any time prior to the Closing by unanimous consent of the parties hereto, provided that such consent to terminate is manifested in writing and is signed by each of the parties hereto.

     7.2 TERMINATION FOR FAILURE TO CLOSE. This Agreement may be terminated by any of the parties hereto if the Closing shall not have occurred by November 15, 1997, provided that, the right to terminate this Agreement pursuant to this section shall not be available to any party whose failure to fulfill any of its obligations hereunder has been the cause of or resulted in the failure to consummate the transactions contemplated hereby by the foregoing date.

     7.3 TERMINATION BY OPERATION OF LAW. This Agreement may be terminated by any of the parties hereto if, in the reasonable opinion of counsel to the respective parties hereto, there shall be any statute, rule or regulation that renders consummation of the transactions contemplated hereby illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and nonappealable.

     7.4. TERMINATION FOR FAILURE TO PERFORM COVENANTS OR CONDITIONS. This Agreement may be terminated prior to the Closing Date:

         (a) by THINK if: (i) any of the representations and warranties made in this Agreement by the Company or the Stockholders shall not be true and correct, when made or at any time prior to consummation of the transactions contemplated hereby as if made at and as of such time; (ii) any of the conditions set forth in Section 5.1 hereof have not been fulfilled or waived by the Closing Date;
(iii) the Company or the Stockholders shall have failed to observe or perform any of their respective obligations under this Agreement; or (iv) as otherwise set forth herein; or

         (b) by the Company or the Stockholders if: (i) any of the representations and warranties of THINK shall not be true and correct when made or at any time prior to consummation of the transactions contemplated hereby as if made at and as of such time; (ii) any of the conditions set forth in Section
5.2 hereof have not been fulfilled by the Closing Date; (iii) THINK shall have failed to observe or perform any of its respective material obligations under this Agreement; or (iv) as otherwise set forth herein.

     7.5 EFFECT OF TERMINATION OR DEFAULT: REMEDIES. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any Non-Defaulting Party (as defined below). The foregoing shall not relieve any Defaulting Party from liability for damages actually incurred as a result of such party's breach of any term or provision of this Agreement.

     7.6 REMEDIES: SPECIFIC PERFORMANCE. In the event that any party shall fail or refuse to consummate the transactions contemplated by this Agreement (except pursuant to Sections 7.1, 7.2 or 7.3 above) or if any default under or breach of any representation, warranty, covenant or condition of this Agreement on the part of any party (the "Defaulting Party") shall have occurred that results in the failure to consummate the transactions contemplated hereby, then in addition to the other remedies provided herein, the non-defaulting party (the "Non-Defaulting Party") shall be entitled to seek and obtain money damages from the Defaulting Party and/or may seek to obtain an order of temporary or
permanent   injunctive  relief  or  specific  performance  thereof  against  the
Defaulting Party from a court of competent jurisdiction, provided that, the Non-Defaulting party seeking any injunctive relief or specific performance such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party's failure, refusal, default or breach and further provided, that in no event shall a Defaulting Party be liable for special, incidental or consequential damages. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and attorneys' fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.


                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 FEES AND EXPENSES. In the event that the transactions contemplated hereby are not consummated, the Stockholders and the Company shall respectively pay the Company's and their own expenses and THINK shall pay its own expenses incident to negotiation, execution, delivery and performance of the terms of this Agreement and the consummation of the transactions contemplated hereby; PROVIDED, HOWEVER, that in the event that the transactions contemplated hereby are consummated as provided herein, such expenses of the Company and the Stockholders shall be paid by the Company (post Closing) or THINK, as the parent of the Company.

     8.2 MODIFICATION, AMENDMENTS AND WAIVER. The parties hereto may amend, modify or otherwise waive any provision of this Agreement by unanimous consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

     8.3 ASSIGNMENT. None of the parties hereto shall have the authority to assign its respective rights or obligations under this Agreement without the prior written consent of the other parties hereto, except that THINK may assign all or any portion of its respective rights hereunder without the prior written consent of the Company or the Stockholders in the event of a change in control as defined in Section 1.3 of this Agreement, and the Company and the Stockholders shall execute such documents as are necessary in order to effectuate such assignments.

     8.4 BURDEN AND BENEFIT. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and assigns. In the event of a default by the Company or the Stockholders of any of their respective obligations hereunder, the sole and exclusive recourse and remedy of THINK shall be against the Company and the Stockholders, as the case may be, and any of the Company's or the Stockholder's assets; under no circumstances shall any officer or director of the Company be liable in law or equity for any obligations of the Company or the Stockholders hereunder. In the event of a default by THINK of any of its obligations hereunder, the sole and exclusive recourse and remedy of the Stockholders and the Company shall be against THINK and its assets; under no circumstances shall any officer, director, stockholder or affiliate of THINK be liable in law or equity for any obligations of THINK hereunder.

     8.5 BROKERS. The Company and the Stockholders represent and warrant to THINK that there are no brokers or finders entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of the Company or the Stockholders or any other person in connection with this Agreement or any of the transactions contemplated hereby. In consideration of services performed in connection with the transactions contemplated hereby, THINK has agreed to pay a finder's fee to Jason H. Pollak or Tiger Eye Captial, L.L.C., which shall be the sole obligation of THINK. THINK represents and warrants to the Company and the Stockholders that no other broker or finder is entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of THINK in connection with this Agreement or any of the transactions contemplated hereby, other than fees or commissions for which THINK shall be solely responsible.

     8.6 ENTIRE AGREEMENT. This Agreement and the schedules, exhibits, lists and other documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements with respect thereto, whether written or oral.

     8.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

     8.8 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto shall be in writing and delivered personally, by facsimile transmission or telex, or sent by commercial expedited delivery service or registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

         If to the Company
         or the Stockholders:      BBG New Media, Inc.
                                   92 Montvale Avenue
                                   Stoneham, Massachusetts, 02180
                                   Attn: Daniel McCartney
                                   Facsimile: (617) 279-7722
                                   E-Mail: danmc@bbg.com

         with a copy to:           Mintz, Levin, Cohn, Ferris,
                                   Glovsky and Popeo, P.C.,
                                   One Financial Center
                                   Boston, Massachusetts 02111
                                   Attn: Steven P. Rosenthal, Esq.
                                         Mary-Laura Greely, Esq.
                                   Facsimile: (617) 542-2241
                                   E-Mail: sprosent@mintz.com

         If to the THINK:          THINK New Ideas, Inc.

                                   45 West 36th Street
                                   12th Floor
                                   New York, New York 10018
                                   Attn: Ronald E. Bloom
                                   Facsimile: (212) 629-6850
                                   E-Mail: ron.bloom@thinkinc.com

         with a copy to:           Kirkpatrick & Lockhart LLP
                                   1800 Massachusetts Avenue, 2nd Floor
                                   Washington, D.C. 20036
                                   Attn: Victoria A. Baylin, Esq.
                                   Facsimile: (202) 778-9100
                                   E-Mail: baylinva@kl.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice. If sent as aforesaid, the date any such notice shall be deemed to have been delivered on the date of transmission of a facsimile or telex, the day after delivery to a commercial overnight delivery service, or five days after delivery into a United States Postal facility.

     8.9 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

     8.10 RIGHTS CUMULATIVE. All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

     8.11 SEVERABILITY OF PROVISIONS. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

     8.12 HEADINGS. The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

     8.13 KNOWLEDGE STANDARD. When used in this Agreement, the phrase "to the best knowledge of, " "knowledge of, " "known to" or similar phrases shall mean the actual knowledge of: (i) with respect to THINK, the officers and directors of THINK; (ii) with respect to the Company, the officers and directors of the Company; and (iii) with respect to the Stockholders, Daniel McCartney and Joseph Nicholson.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date and year first above written.



ATTEST:                        THINK NEW IDEAS, INC.


Cathy McMorrow                 By: /s/ Ronald Bloom
-------------------------         ------------------------------------
                                  Ronald E. Bloom, President




ATTEST:                        BBG NEW MEDIA, INC.


/s/ Joseph Nicholson           By: /s/ Daniel McCartney
-------------------------         -----------------------------------

                               Title: President
                                     --------------------------------


WITNESS:                       THE STOCKHOLDERS


/s/ Joseph Nicholson           By: /s/ Daniel McCartney
-------------------------         -----------------------------------
                                   Daniel McCartney


WITNESS:


/s/ Daniel McCartney           By: /s/ Joseph Nicholson
-------------------------         -----------------------------------
                                   Joseph Nicholson